Exhibit 99

News Release

For Immediate Release	Contact: Mark Borman - Investor Relations
+1.952.917.0590
mark.borman@adc.com

Chuck Grothaus - Public Relations
+1.952.917.0306
chuck.grothaus@adc.com

Editor’s Note: Conference call, March 25, 11 a.m. EST (details below)

ADC Announces Agreement to Acquire the KRONE Group;

World’s Leading Brands in Connectivity Solutions

Combine to Achieve Global Scale and Presence

Growth Strategy Unveiled Positioning ADC

As the Global Network Infrastructure Leader

MINNEAPOLIS – March 25, 2004 – ADC (NASDAQ:ADCT, www.adc.com) today announced an agreement to acquire the KRONE Group, a leading global supplier of copper- and fiber-based connectivity solutions and cabling products used in public access and enterprise networks by many of the world’s leading organizations, from GenTek Inc. (OTC Bulletin Board:GETI).

“This is an ideal acquisition and a perfect fit with ADC’s new strategic initiative to become the leader in global network infrastructure solutions and services,” said Robert E. Switz, president and CEO of ADC. “This is the first major step we are taking to fulfill the growth plans we outlined over the last several months. With the addition of KRONE, we further establish ADC as a leader in network infrastructure, a core strength area where we have a proven record of success. Ultimately, our customers benefit from this combination.”

Through the combination of ADC and KRONE product lines, people and facilities, ADC will quickly achieve a larger global scale and presence in supplying global network infrastructure solutions, including:

•                  Worldwide market leadership in copper and fiber central office infrastructure technology;

•                  Diversified global customer base serving nearly every major communications service provider worldwide;

•                  Leading market share in the enterprise structured cabling systems market via KRONE’s advanced products;

•                  Accelerated entry into the emerging growth markets of China, India, Russia, Eastern Europe, and Southeast Asia;

•                  Broader product portfolio with a worldwide opportunity to cross-sell and up-sell existing and upcoming products; and

•                  Competitive cost leadership through global manufacturing, engineering and supply chain management.

 “ADC’s new Global Network Infrastructure strategy includes the products, systems and services that provide the foundation for every type of communications network over every medium:  fiber, copper, coaxial, and wireless,” Switz said. “The intent of our strategy is to enable all of our customers - wireline, wireless, cable, broadcast, and enterprise - to profitably deploy every type of broadband service offering and application. For example, KRONE and ADC Ethernet infrastructure products will provide unmatched solutions for Voice-over-IP and Gigabit Ethernet networks. In addition, with approximately 70% of ADC sales in North America and approximately 80% of KRONE sales outside of North America, this acquisition truly creates global scale with local presence to serve all our customers. We are proud to join forces with a talented KRONE workforce to drive significant and sustainable value from the combination of our companies.”

The proposed acquisition is valued at approximately $350 million in which ADC will pay cash of approximately $291 million and assume certain defined liabilities consisting principally of KRONE’s pension obligation for its German workforce. The transaction is expected to close during ADC’s third quarter ending July 31, 2004. Closing of the transaction is subject to approval by necessary regulatory authorities as well as customary closing conditions. After closing the transaction, ADC expects to take a charge for various acquisition-related expenses the amount of which has not been determined. Excluding the charge and amortization of acquisition-related intangibles, ADC expects the acquisition to be accretive to earnings per share in 2004. Booz Allen Hamilton has been retained by ADC to assist in integrating the two companies toward ADC’s expectation of driving significant and sustainable value from this combination.

“KRONE and its employees are pleased to join ADC in forming a global single source for global network infrastructure solutions for every conceivable network type,” said Ron Lowy, president and COO of KRONE.  “The ADC and KRONE combination allows communications service providers and enterprises to avoid the hassles of dealing with multiple suppliers. With just one call, we can quickly deliver the right infrastructure solutions required in both public access and enterprise networks anywhere in the world.”

KRONE is a total solutions provider, offering a complete line of copper- and fiber optic-based cabling and connectivity systems.  Since its initial offering of distribution frames and cable connection hardware more than 70 years ago, KRONE’s product lines and customer base have seen significant growth. With more than 2,000 employees, eight factories and five research and development centers around the world, KRONE has representation in more than 140 countries to supply communications service providers and enterprises. Based on unaudited numbers, KRONE had sales of $316 million, operating income of $13 million before restructuring and impairment charges, and depreciation and amortization expense of $14 million in the year ended December 31, 2003 compared to 2002 annual sales of $267 million resulting in an operating loss of $10 million before restructuring and impairment charges, and depreciation and amortization expense of $14 million.

March 25 Conference Call And Webcast at 11 a.m. Eastern

ADC will discuss its acquisition of KRONE on a conference call scheduled for March 25, at 11 a.m. Eastern time.  The conference call can be accessed by domestic callers at (800) 399-7506 and by international callers at (706) 634-2489.  Starting today at 2 p.m. Eastern time, the replay of the call can be accessed until 23:59 p.m. Eastern time on April 1, 2004 by domestic callers at (800) 642-1687 and by international callers at (706) 645-9291 (conference ID number is 6340753). The conference call and replay can also be accessed on the Internet at www.adc.com/investor, by clicking on News & Communications, then clicking on Webcasts.

About ADC

ADC is a world leader in providing global network infrastructure products and services that enable the profitable delivery of high-speed Internet, data, video, and voice services over our customers’ unique networks. ADC (NASDAQ:ADCT) has sales into more than 90 countries. Learn more about ADC Telecommunications, Inc. at www.adc.com.

About KRONE

KRONE is a world leading cable and connectivity company with 75 years of experience in the design, development and supply of copper and fiber optic cable and connectivity solutions for enterprise and public networks. Additional information about KRONE is at www.krone.com.

About GenTek

GenTek Inc. is a manufacturer of telecommunications products, industrial components and performance chemicals. Additional information about the company is available on GenTek’s Web site at www.gentek-global.com.

Cautionary Statement under the Private Securities Litigation Reform Act Of 1995

Any forward-looking statements contained herein, including statements regarding earnings per share, acquisition synergies and the timing of closing the transaction, reflect management’s current expectations or beliefs.  ADC Telecommunications cautions readers that future actual results could differ materially from those in forward-looking statements depending on the outcome of certain factors, including:  (i) the ability to obtain governmental approvals to consummate the transaction; (ii) our ability to successfully integrate ADC’s and KRONE’s operations; (iii) the risk that expected cost savings and synergies will not be fully realized; and (iv) the risks and uncertainties identified in the section captioned Risk Factors in Item 1 of ADC’s Annual Report on Form 10-K for the fiscal year ended October 31, 2003. ADC disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.